SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): __February 14, 2006
Maritrans Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	1-9063	51-0343903_

(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

Two Harbour Place
302 Knights Run Avenue
Tampa, Florida	33602

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 209-0600
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 14, 2006, Maritrans Inc. issued a press release reporting its annual and fourth quarter 2005 financial results. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference. This report (including the exhibit) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.
Use of Non-GAAP Financial Information
To supplement its financial statements prepared in accordance with GAAP, the Company’s management uses the financial measure of Time Charter Equivalent (“TCE”), a commonly used industry measure where direct cots are deducted from revenue. Maritrans enters into various types of charters, some of which involve the customer paying substantially all voyage costs, while other types of charters involve Maritrans paying some or substantially all of the voyage costs. The Company has presented TCE in the press release to enhance an investor’s overall understanding of the way management analyzes the Company’s financial performance. Specifically, the Company’s management used the presentation of TCE revenue to allow for a more meaningful comparison of the Company’s financial condition and results of operations because TCE revenue essentially nets the voyage costs and voyage revenue to yield a measure that is comparable between periods regardless of the types of contracts utilized. These voyage costs are included in the “Operations expense” line item in the Unaudited Condensed Consolidated Financial Highlights. TCE revenue is a non-GAAP financial measure and a reconciliation of TCE revenue to revenue, the most directly comparable GAAP measure, is included in the press release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

99.1	Press Release, dated February 14, 2006, issued by Maritrans Inc.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARITRANS INC.

By:	/s/ Walter T. Bromfield

Walter T. Bromfield
Chief Financial Officer
Dated: February 14, 2006

Exhibit Index

Exhibit

99.1	Press Release, dated February 14, 2006, issued by Maritrans Inc.